EXHIBIT 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION, CONTACT
June 4, 2025	Lisa F. Campbell | EVP | Chief Financial Officer
F&M Bank Corp.	540-896-1705
OTCQX: FMBM	fmbankva.com

F&M BANK CORP. ANNOUNCES AUTHORIZATION OF
STOCK REPURCHASE PROGRAM

Board of Directors authorizes repurchase of up to $2.2 million of Company’s outstanding common stock.

Timberville, VA / June 4, 2025 . . . F&M Bank Corp. (the “Company” or “F&M”), (OTCQX: FMBM), parent company of Farmers & Merchants Bank (“F&M Bank” or the “Bank”), announced today that the Company’s Board of Directors (the “Board”) has authorized the repurchase of issued and outstanding shares of the Company’s common stock in an aggregate amount not to exceed $2,200,000 through a Stock Repurchase Program (the “Program”).

The Program is effective as of June 4, 2025 and will expire on May 31, 2026, subject to the Board’s authority to suspend, terminate or modify the Program. The Board’s authorization is discretionary and there is no assurance that the Company will repurchase any shares under the Program.

The Program will be administered in accordance with the terms of Rule 10b-18 and 10b5-1 under the Securities Exchange Act of 1934, as amended and in accordance with all applicable laws and regulations, including the Virginia Stock Corporation Act (the “VSCA”) and the regulations of the Board of Governors of the Federal Reserve System. Pursuant to VSCA, any shares of F&M common stock repurchased under the Program will be retired and returned to “authorized but unissued” status.

The actual means and timing of any purchases, target number of shares and prices or range of prices under the Program will be determined by the Company at its discretion and will depend on a number of factors, including the market price of the Company’s common stock, share issuances under Company equity plans, general market and economic conditions, and applicable legal and regulatory requirements.

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ABOUT US

F&M Bank Corp. is an independent, locally owned, financial holding company offering a full range of financial services through our subsidiary, Farmers & Merchants Bank’s (F&M Bank), fourteen banking offices in Rockingham, Shenandoah, and Augusta counties, Virginia, and the cities of Winchester and Waynesboro, Virginia. The Company also owns F&M Mortgage, a mortgage lending subsidiary, and VSTitle, a title company subsidiary. Founded in 1908 as a community venture to serve the farmers and merchants of the Shenandoah Valley, where both the Company and the Bank are headquartered, F&M Bank remains more committed than ever to the success of the agricultural industry, small business ventures, and the nonprofit sector.F&M’s values, which are gregarious, resolute, original, and wholehearted (G.R.O.W.), combined with our brand pillars of sustenance, security, and enrichment, shape the Company’s decision-making, philanthropy, and volunteerism. The only publicly traded organization based in Rockingham County, we offer a diverse suite of financial products and services, and a strong team dedicated to living our mission of being the financial partner of choice in the Shenandoah Valley, both today and tomorrow, as we have been since 1908. Additional information may be found by visiting our website, fmbankva.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” as defined by federal securities laws, which are subject to significant risks and uncertainties. These include statements regarding future plans, strategies, results, or expectations that are not historical facts, and are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “will,” “estimate,” “project” or similar expressions. These statements are based on estimates and assumptions, and our ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Our actual results could differ materially from those contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in local and national economies or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including values of real estate and other collateral; deposit flow; the impact of competition from traditional or new sources; changes in tariffs and trade barriers, including potential changes in U.S. and international trade policies and the resulting impact on the Company and the Bank’s borrowers; and other factors. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

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